Focused on Our Future 3Q 2025 Strategic & Financial Highlights Published October 22, 2025

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change, and equity and inclusion; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024, and the Environmental Protection Agency’s reconsideration of such rule; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations as a result of the U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, and emerging technology including artificial intelligence, particularly with respect to electrification, energy storage and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate- related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse gas reduction goals’ and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - October 22, 20252

Non-GAAP Financial Matters 3 This presentation contains references to certain financial measures including Baseline O&M and Core Earnings per share (“Core EPS”) as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items,” from EPS attributable to FirstEnergy Corp. for Core EPS. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Baseline O&M and Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Baseline O&M is Other Operating Expenses and for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2025 Baseline O&M, 2025 Core EPS, and Core EPS compound annual growth rate projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Strategic & Financial Highlights - October 22, 2025

Key Takeaways for Today’s Call Strategic & Financial Highlights - October 22, 20254 ■ Strong YTD financial performance across all key metrics ➢ Core EPS | Investment Plan | Baseline O&M | Cash from Operations ■ Increasing FY 2025 Core EPS Guidance and Investment Plan ➢ Raising 2025 Core EPS guidance midpoint and narrowing range to $2.50-$2.56/sh from $2.40-$2.60/sh ➢ Increasing 2025 Investment Plan by 10% to $5.5B from $5.0B ■ Reaffirming 6-8% Core EPS CAGR from 2025-2029 ■ Incremental investment opportunities: Transmission and Generation ■ Continued progress on key regulatory activities ➢ West Virginia: Filed Integrated Resource Plan (IRP) on October 1, 2025 ➢ Ohio: Expect final PUCO decision on pending base rate case in November and expect to file multi-year rate plan as soon as practical

GAAP EPS Core EPS Investments ($B) $0.73 $0.76 $1.2 $0.76 $0.83 $1.6 GAAP EPS Core EPS Investments ($B) $1.25 $1.76 $3.1 $1.85 $2.02 $4.0 Financial Overview 5 Financial Results (1) Basic Earnings Per Share Attributable to FE Corp. (2) See slides 21-28 for reconciliations between GAAP and Core EPS (Non-GAAP). Please see slide 3 for more information. (1) We are committed to achieving our goals and realizing our bright future as a premier electric company (2) 3rd Quarter September YTD 2025 (1) (2) 2024 Strategic & Financial Highlights - October 22, 2025 Highlights 3Q25 Core EPS of $0.83/sh vs. 3Q24 of $0.76/sh, 9% growth reflects customer-focused formula-rate investments and new PA rates Declared dividend of $0.445/sh in September (payable 12/1/25), consistent with guidance and represents ~5% growth vs. 2024 YTD25 Investments of $4.0B, ~30% higher than YTD24; Increasing 2025F to $5.5B (from $5.0B) and vs. 2024 of $4.5B YTD25 Core EPS of $2.02/sh vs. YTD24 of $1.76/sh, 15% growth reflects continued strong execution and financial discipline Raising 2025 Core EPS Guidance midpoint and narrowing range to $2.50-$2.56/sh (from $2.40-$2.60/sh) and vs. 2024 of $2.37/sh

Ideally Situated for Data Center Growth

FE's total peak demand expected to increase nearly 50% by 2035



48.5
15.0
33.5
(GW)
2025
2035F

Large Load Adjustment filing, Sept '25

PJM's total peak demand expected to increase ~30% by 2035



209.9
47.5
162.4
162.4
(GW)
2025
2035F

Long-Term Load Forecast Report, Jan '25

FE: Cumulative Data Center Demand



Contracted
Pipeline
15,450
9,575
6,400
3,165
3,235
5,935
3,640
11,675
3,775
(MW)
2025F
2026F
2027F
2028F
2029F
2030F
2035F

FE Uniquely Situated

- Interconnected with a broad number of utilities
- Several strategic high-voltage corridors that are vital to the regional Transmission system and infrastructure build-out



FE

FE's Footprint within PJM

- FE's long-term Pipeline demand of 11.7 GW has nearly doubled since February 2025 (6.1 GW)
  - Pipeline includes reputable customers with reasonable level of confidence of construction based on key factors such as control of property, permitting, development plans, public disclosure of project, etc
- FE's long-term Contracted demand of 3.8 GWs has increased over 30% since February 2025 (2.9 GW)
  - Contracted represents a contract to construct facilities and/or an electric service agreement
- In 2025, received large load studies representing 38 GWs, primarily in PA and OH, that are not included in the pipeline

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

6 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

Strategic & Financial Highlights - October 22, 2025 West Virginia Integrated Resource Plan 7 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Solar In-Service 70MW of utility-scale solar Gas Begin construction In-Service 1,200 MW CCGT Accessible ResilientFlexible Affordable Preferred Plan Strongly aligned with Governor Morrisey’s 50 GW by 2050 initiative Excited for this opportunity to support growing customer needs and economic development ■ Filed WV IRP on October 1st , 2025 ■ Projected to be short capacity needs beginning in 2027 ■ Plan to build 1,200 MWs of CCGT and 70 MWs of Solar ■ Expect to file with WVPSC for approval in 1Q 2026 ■ Will issue an RFP for Build, Own, Transfer in October

Incremental Investment Opportunities Strategic & Financial Highlights - October 22, 20258 Transmission WV Generation ▪ Focused on delivering reliable and cost-effective energy to our WV customers ▪ Mon Power’s IRP highlights our plan to add 1,200 MW of new natural gas combined cycle generation and 70 MW of new solar ▪ Initial investment estimate of ~$2.5B Significant incremental investment opportunities to ensure reliable electric service for our customers and support growing demand ▪ Focused on ensuring our critical infrastructure is resilient and reliable, especially as demand is projected to increase ▪ Continued participation in PJM Open Windows – 2025 PJM Open Window awards expected in 1Q 2026 ▪ Expect to increase total Transmission investments by 30% in our next 5-year plan – Reliability enhancements to rebuild/replace aging infrastructure, improve system performance, and increase operating flexibility – Regulatory required investments to address growing demand and generation changes in the region ▪ Results in total Transmission Rate Base growth of up to 18% through 2030 – Rate Base expected to more than double by 2030

$45 $46 $12 $13 $11 $12 $97 $112 2024 2025 Average Customer Bills (1) Average Non-FE Bills Commitment to Affordability Strategic & Financial Highlights - October 22, 20259 ■ FE bills, on average, are 19% below our in-state peers – Expect bills to remain lower than in-state peers through planning period ■ FE bills, on average, are 2.5% share of wallet ■ Protecting existing customers as data center demand increases through volume commitments with credit requirements as needed 177 193 208 137 156 187 215 278 175 225 OH PA NJ WV MD Share of Wallet 3.0% 3.0% 2.0% 2.8% 1.8% We are committed to ensuring investments are prudent and provide customer benefits while keeping affordability top of mind ■ T&D makes up ~33% of the bill ■ Generation is ~60% of the bill and increased ~16% YoY ■ Advocating for customers and working with state leadership to attract new generation +16% $166 $183 FE Below Peer Avg 5% 10% 25% 22% 31% (1) Average Residential bills as of July 1, 2025 and based on 1,000 kWh usage per month Average Bill (1) by Component (For FE’s deregulated states: OH, PA, NJ, MD) ■ Total customer bills remained flat from 2024 to 2025, and the state is taking proactive steps to maintain and expand its generating capacity FE WV Average Bill (1) (Fully Integrated) $138 $137 2024 2025

Strong Outlook for Growth

- Raising 2025 Core EPS guidance midpoint and narrowing range to $2.50-$2.56/sh from $2.40-$2.60/sh
- Increasing 2025 Investment Plan by 10% to $5.5B from $5.0B
- Reaffirming 6-8% Core EPS CAGR (2025-2029)
  - Combined with current dividend yield represents a total shareholder return proposition of 10-12%, with potential for upside through P/E expansion
- Reaffirming 2025-2029 Base Investment Plan of ~$28B, with significant increase in 2026-2030 expected to be announced on 4Q25 Earnings Call
  - Attractive Transmission investment opportunities with FERC-regulated forward-looking formula rates and constructive ROEs
  - Pursuing new WV Generation opportunity, with strong legislative and regulatory support
- Remain focused on meeting or exceeding our commitments to shareholders

Balanced Jurisdictions
2025F FE-Owned Rate Base ($B, year-end)



Integrated
$5.3, 19%
NJ
$5.2, 19%
WV/MD
~$28B
$6.9, 25%
PA
$5.7, 20%
OH
$4.6, 17%
Stand-Alone Transmission
Distribution

As published in February 2025 Investor FactBook

We are committed to achieving our goals and realizing our bright future as a premier electric company on behalf of our customers, communities, and investors

10 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

11 3Q 2025 Earnings Summary $0.03 $0.73 $0.76 $0.03 -$0.04 $0.08 $0.00 3Q24 GAAP EPS Special Items 3Q24 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $0.83 -$0.07 $0.76 3Q25 Core EPS Special Items 3Q25 GAAP EPS Dx $0.34 Int $0.34 Tx $0.12 Corp ($0.07) Formula Investments +$0.03 Dx $0.38 Int $0.35 Tx $0.13 Corp ($0.10) Dx $0.41 Int $0.31 Tx $0.21 Corp ($0.10) Customer Demand +$0.01 O&M/Other OpEx -$0.01 Formula Investments +$0.03 Customer Demand -$0.01 O&M/Other OpEx -$0.02 Dx $0.40 Int $0.32 Tx $0.21 Corp ($0.17) FE Earnings Drivers Summary New PA Rates(1), higher base revenues partially offset by higher approved expenses Formula Investments, in Integrated and Stand-Alone Transmission segments Higher O&M, primarily from increased maintenance work accelerated from future years Strong 3rd Quarter performance (1) Certain O&M/Other OpEx increases in 2025 are a result of increased maintenance work and amortization of deferred costs included in new base rates 9% Core EPS growth Financing & Other +$0.05 Financing & Other -$0.04 Strategic & Financial Highlights - October 22, 2025 See slides 21-28 for GAAP to Non-GAAP reconciliations and a description of special items New PA Rates (1) +$0.03 (Rates +$0.08, O&M/Other OpEx -$0.05)

YTD 2025 Earnings Summary

FE Earnings Drivers Summary

New Base Rates[1] and Formula Investments, from execution of our regulated strategies

Higher customer demand

Lower O&M/Other OpEx, from continuous improvement initiatives net of increased maintenance work accelerated from future years

Strong YTD performance has enabled us to raise 2025 guidance midpoint and narrow the range while accelerating expenses into 2025



15% Core EPS growth
$1.25
Dx $0.74
Int $0.67
Tx $0.41
Corp ($0.57)
YTD24 GAAP EPS
$0.51
Special Items
$1.76
Dx $0.88
Int $0.70
Tx $0.45
Corp ($0.27)
YTD24 Core EPS
$0.20
New PA Rates (1) +$0.11 (Rates +$0.23, O&M/Other OpEx -$0.12)
Customer Demand +$0.03
O&M/Other OpEx +$0.05
Financing & Other +$0.01
Distribution
$0.05
New WV/NJ Rates (1) +$0.02 (Rates +$0.08, O&M/Other OpEx -$0.06)
Formula Investments +$0.07
Customer Demand +$0.02
O&M/Other OpEx -$0.03
Financing & Other -$0.03
Integrated
$0.03
Formula Investments +$0.05
Financing & Other (2) -$0.02
Stand-Alone Transmission
-$0.02
Financing & Other -$0.02
Corp / Other
$2.02
Dx $1.08
Int $0.75
Tx $0.48
Corp ($0.29)
YTD25 Core EPS
-$0.17
Special Items
$1.85
Dx $1.05
Int $0.75
Tx $0.48
Corp ($0.43)
YTD25 GAAP EPS

See slides 21-28 for GAAP to Non-GAAP reconciliations and a description of special items

[1] Certain O&M/Other OpEx increases in 2025 are a result of increased maintenance work and amortization of deferred costs included in new base rates

[2] Includes -$0.04 of dilution on FET 30% sale that closed in March 2024

12 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

Executing on Our 2025 Plan

Investment Plan

- Strong customer-focused capital deployment with YTD25 Investments of $4B, ~30% above YTD24
  - YTD25 Total Transmission investments of $1.9B, 35% above YTD24
- Increasing 2025 Investment plan from $5.0B to $5.5B, with over half of increase in Transmission

O&M Discipline

- Through strong financial discipline and continuous improvement, YTD25 O&M is favorable to plan and in line with YTD24 levels despite increased maintenance work

ROE

- TTM consolidated ROE of 10.1%, slightly above targeted ROE of 9.5-10%, and reflects execution of regulated strategies and financial discipline *(See slide 18 for additional details)*

Debt Financing Plan

- Successfully completed 2025 financing plan
  - 8 subsidiary debt transactions totaling $3.4B at an average interest rate of 4.8% vs. plan of 5.5%
    - Significant investor interest – on average 8x oversubscribed
  - FE Corp convertible transaction totaling $2.5B completed in June 2025

($M, except FE Cons)	Amount Issued	Avg. Rate	Avg. Spread	Net Debt
Utilities	$2,975	4.8%	+88	$2,325
FET Parent	$450	4.8%	+77	$450
FE Corp (Convertible)	$2,500	3.7%	N/A	$994
FE Cons	$5.9B	4.4%		$3.1B

Regulatory

- Expect order on Ohio base rate case in November
- Plan to file Ohio multi-year rate plan as soon as practical

Cash Flow

- YTD25 Cash from Operations of $2.6B, ~40% above YTD24

13

Strategic & Financial Highlights - Published October 22, 2025

FirstEnergy

Delivering Strong 2025 Financial Performance on Key Metrics Strategic & Financial Highlights - October 22, 2025 We are delivering on our commitments and remain focused on strong financial discipline Key Metric YTD25 vs. Plan vs. YTD24 Core EPS $2.02 Investment Plan $4.0B Baseline O&M(1) $1,026M Cash from Operations $2.6B + +  In line Favorable + + + 14 - Unfavorable + +  (1) $1,026M includes accelerating expenses into 2025 that were not assumed in Original 2025 Guidance +

Shareholder Value Proposition

2025-2029 Base Financial Plan

- **6-8% Core EPS[(1)] CAGR**
- **$28B Base Investment Plan**
- **9% Rate Base CAGR** (FE-Owned)
- **Load forecast** assumes ~2%+ CAGR; only includes active and contracted data centers

- **No incremental equity needs** in the base plan (beyond Employee Benefit programs of up to ~$100M annually)
- **Constructive regulatory frameworks** with ~75% of planned investment in formula rate programs
- **Diversified and low-risk T&D assets** with strong affordability position
- **Supportive WV regulatory construct** for generation



Strong Growth Outlook
Financial Discipline
Attractive Risk Profile
Compelling Total Shareholder Return
COMMUNITIES • EMPLOYEES • INVESTORS • CUSTOMERS
Sustainable Growth

- **Targeting ~14%+ FFO/Debt**
- **Committed to achieving and maintaining BBB credit profile**
- Focus on **Continuous Improvement** and managing O&M expenses

- **Attractive total return opportunity of 10-12% with potential for upside through P/E expansion** *(6-8% Core EPS growth and 4% dividend yield)*
- **Improved earnings quality,** with focus on Core EPS
- **Committed to dividend growth,** in line with 60%-70% of Core EPS

Our diversified service territory, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

(1) Please see slide 3 for more information.

15 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - October 22, 2025 17. Regulatory Calendar 18. TTM Earned ROE Summary 19. Wires Sales Summary 20. Credit Ratings Summary Quarterly Support (Slide) 16 See YE24 Investor FactBook for additional information including FirstEnergy overview, 2025-2029 Financial plan, and additional business segment details 21. 3rd Quarter GAAP to Non-GAAP Earnings Reconciliations 22. YTD GAAP to Non-GAAP Earnings Reconciliations 23. Special Items Descriptions 24. 3Q 2025 Earnings Results 25. 3Q 2024 Earnings Results 26. YTD 2025 Earnings Results 27. YTD 2024 Earnings Results 28. GAAP to Non-GAAP Baseline O&M Reconciliations GAAP to Non-GAAP Reconciliations (Slide)

2025 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Base Rate Case ▪ HB6 Related Investigations	▪ Filed base rate request on 5/31/24 and 2-month update on 7/31/24; Staff and Audit reports filed 2/21/25; Updated request to $183M on 3/24/25 which included withdrawal of ESP V-related proposals; Hearings held 5/5/25-5/29/25, Briefs filed 6/20/25, Reply briefs filed 7/7/25 ▪ Review of Political and Charitable Spending (audit report filed 9/30/24; hearings scheduled 2/24/26); Corporate Separation Audit (non-HB 6 issues, hearings held 10/9/24-10/10/24); Rider DCR/DMR Audit/Corporate Separation (Hearings held 6/10/25-6/27/25, Initial briefs filed 7/21/25, Reply briefs filed 8/4/25)
Pennsylvania	▪ Energy Efficiency Plan – Phase V	▪ Expect to file in 4Q25
New Jersey	▪ Infrastructure Investment Program (EnergizeNJ) ▪ BGS Rate Impact Mitigation	▪ Settlement filed on 4/10/25; Received approval on 4/23/25 ▪ Credit of $30.00 to residential bill in Jul & Aug 2025 with a charge of $10 applied to residential bills in Sept-Feb 2026 to recover the amounts deferred.
West Virginia	▪ WV Integrated Resource Plan (IRP) ▪ Annual Expanded Net Energy cost (ENEC) Rate (2025)	▪ Filed on 10/1/25; Recommendations include exploring addition of 1,200 MW Natural Gas (CCGT) generation around 2031 and 70 MW of utility-scale Solar generation in 2028 ▪ Filed on 8/29/25 for rates effective 1/1/26; Hearing scheduled 12/15/25
Maryland	▪ Electric School Bus Pilot ▪ EV Phase II ▪ DRIVE Act	▪ Approved 10/22/25, subject to metric modification filing by 12/21/25 ▪ Re-filed 12/20/24, $10.3M for 5-yr program; hearing occurred 4/9/25 ▪ Filed on 7/1/25 for Distribution System Support Services (DSSS) Pilot and Time-Of-Use (TOU) Pilot; $4.3M over 2-years; hearing held 9/3/25; PSC approved TOU Pilot on 10/21/25; DSSS Pilot to be refiled by 1/19/26
FERC	▪ FERC Rulemaking and Proceedings Re: Tx Planning ▪ Transmission Planning Complaint Cases	▪ FERC Orders 1920, 1920-A, 1920-B: FirstEnergy's focus will be on FERC's unwarranted dilution of transmission owner rights to plan the transmission system and set transmission rates, and on prosecuting the appeal in the 4th Circuit, and on PJM's compliance filing ▪ PJM case pending at FERC. National Complaint cases pending at FERC

17 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

TTM Earned ROEs Summary

TTM 9/30/25

FE Consolidated ROEs

	2023A	2024A	TTM 3Q25
ROE	8.8%	9.4%	10.1%
Equity Layer	52%	53%	53%
Period-End Rate Base	$26.3B	$25.6B	$27.1B

50.1% FE ownership of FET beginning 12/31/24 and 80.1% at 12/31/23.
2023A and 2024A Rate Base reflect ~$0.2B adjustment effective with new PA rates on 1/1/25.

TTM Consolidated ROE in line with targeted ROE of 9.5%-10%

Improving Consolidated ROE reflects execution of regulated strategies, financial discipline, and impact of normal weather in 2025

TTM Earned ROE Details[1]

Segment	TTM Earned ROE
KATCo[2]	10.45%
FET[2]	10.4%
MD	8.2%
WV	8.4%
NJ	8.4%
PA	12.3%
OH	4.7% *As filed on 7/31/24 in pending BRC before revenue adjustment*

Segment Legend: Stand-Alone Tx; Integrated; Distribution

[1] See Slides 26-44 of the Investor FactBook (published 2/26/25) for details on Rate Base, Allowed ROEs, and Capital Structure

[2] FET ROE is a weighted average allowed ROE of ATSI, MAIT, and TrAILCo. KATCo allowed ROE of 10.45%.

Expect base rates continue to support fair recovery and return on investments through regular cadence of base rate case filings

Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes.

18 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

Wires Sales Summary Actual Sales and Weather-Adjusted Sales (1) Commercial includes street lighting Note: Numbers may not add due to rounding Strategic & Financial Highlights - October 22, 202519 (MWh in thousands) Actual Sales 3Q24 3Q25 % Chg TTM 3Q24 TTM 3Q25 % Chg Residential 15,415 15,448 0.2% 54,525 55,488 1.8% Commercial(1) 10,681 10,597 -0.8% 38,998 39,339 0.9% Industrial 13,630 13,667 0.3% 53,224 52,335 -1.7% Total 39,726 39,712 0.0% 146,747 147,163 0.3% (MWh in thousands) Weather-Adjusted Sales 3Q24 3Q25 % Chg TTM 3Q24 TTM 3Q25 % Chg Residential 15,078 15,295 1.4% 55,600 55,397 -0.4% Commercial(1) 10,563 10,634 0.7% 39,448 39,410 -0.1% Industrial 13,630 13,667 0.3% 53,224 52,335 -1.7% Total 39,271 39,597 0.8% 148,272 147,142 -0.8% CDD HDD 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Sep-25 HDD CDD 3Q25 Weather Summary Days % Chg EPS Impact vs. Normal CDD (14) -2% --- HDD (17) -30% vs. 3Q24 CDD (52) -7% -$0.01 HDD 16 66%

Credit Ratings

As of October 22, 2025

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB	Baa3	BBB				BBB-	Baa3	BBB	P	S	S
Distribution Segment												
FirstEnergy Pennsylvania Electric Co.	BBB+	A3	A-	A	A1		BBB+	A3	A	P	S	S
Cleveland Electric Illuminating	BBB	Baa3	BBB+				BBB	Baa3	A-	P	S	P
Ohio Edison	BBB+	A3	BBB+	A	A1	A	BBB+	A3	A-	P	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				P	S	P
Integrated Segment												
Jersey Central Power & Light	BBB	A3	A-				BBB	A3	A	P	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+	BBB	Baa2		S	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				S	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A-	Baa2	BBB+				BBB+	Baa2	BBB+	P	S	S
American Transmission Systems Inc.	A-	A3	A				A-	A3	A+	P	S	S
Mid-Atlantic Interstate Transmission	A-	A3	A				A-	A3	A+	P	S	S
Trans-Allegheny Interstate Line Co.	A-	A3	A				A-	A3	A+	P	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

*Holding company

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

S = Stable
P = Positive
N = Negative

Most Recent Ratings Changes

- **On September 23, 2025, Fitch upgraded FE PA's rating to A- from BBB+.**
  - **Fitch also affirmed the ratings and outlooks of all other FE companies.**

FE Corp. and all subsidiaries are investment grade at all three rating agencies

20 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

3Q 2025 and 3Q 2024

3Q 2025	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$230**	**$183**	**$122**	**($94)**	**$441**
Earnings (Loss) Per Share	**$0.40**	**$0.32**	**$0.21**	**($0.17)**	**$0.76**
Net Pension/OPEB credits	-	(0.01)	-	-	(0.01)
Investigation and other related costs	-	-	-	0.05	0.05
Regulatory charges	0.01	-	-	-	0.01
Strategic transaction charges	-	-	-	0.02	0.02
Total Special Items	**$0.01**	**($0.01)**	**-**	**$0.07**	**$0.07**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.41**	**$0.31**	**$0.21**	**($0.10)**	**$0.83**

3Q 2024	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$193**	**$197**	**$72**	**($43)**	**$419**
Earnings (Loss) Per Share	**$0.34**	**$0.34**	**$0.12**	**($0.07)**	**$0.73**
Net Pension/OPEB credits	(0.01)	(0.02)	-	-	(0.03)
Signal Peak earnings impact	-	-	-	(0.06)	(0.06)
Enhanced employee retirement and other related costs	0.01	-	-	-	0.01
FE Forward cost to achieve	0.04	0.03	0.01	-	0.08
Investigation and other related costs	-	-	-	0.03	0.03
Total Special Items	**$0.04**	**$0.01**	**$0.01**	**($0.03)**	**$0.03**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.38**	**$0.35**	**$0.13**	**($0.10)**	**$0.76**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 577M shares for the Third Quarter of 2025 and 576M shares for the Third Quarter of 2024.

Please see slide 3 for more information.

21 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

YTD 2025 and YTD 2024

YTD 2025	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$609**	**$435**	**$278**	**($253)**	**$1,069**
Earnings (Loss) Per Share	**$1.05**	**$0.75**	**$0.48**	**($0.43)**	**$1.85**
Net Pension/OPEB credits	(0.01)	(0.03)	-	-	(0.04)
Debt-related costs	-	-	-	0.03	0.03
Investigation and other related costs	-	-	-	0.09	0.09
Regulatory charges	0.01	-	-	-	0.01
Reorganization costs	0.03	0.03	-	-	0.06
Strategic transaction charges	-	-	-	0.02	0.02
Total Special Items	**$0.03**	**-**	**-**	**$0.14**	**$0.17**
Core Earnings (Loss) Per Share – Non-GAAP	**$1.08**	**$0.75**	**$0.48**	**($0.29)**	**$2.02**

YTD 2024	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$426**	**$387**	**$237**	**($333)**	**$717**
Earnings (Loss) Per Share	**$0.74**	**$0.67**	**$0.41**	**($0.57)**	**$1.25**
Net Pension/OPEB credits	(0.02)	(0.03)	-	(0.02)	(0.07)
Signal Peak earnings impact	-	-	-	(0.13)	(0.13)
ARO regulatory change	0.06	0.02	-	0.20	0.28
Debt-related costs	-	-	-	0.12	0.12
Enhanced employee retirement and other related costs	0.01	-	-	-	0.01
FE Forward cost to achieve	0.05	0.03	0.01	-	0.09
Investigation and other related costs	-	-	-	0.10	0.10
Regulatory charges (credits)	0.04	(0.01)	-	-	0.03
Strategic transaction charges	-	0.02	0.03	0.03	0.08
Total Special Items	**$0.14**	**$0.03**	**$0.04**	**$0.30**	**$0.51**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.88**	**$0.70**	**$0.45**	**($0.27)**	**$1.76**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 577M shares for the YTD September 2025 period and 575M shares for the YTD September 2024 period.

Please see slide 3 for more information.

22 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

Special Items Descriptions YTD 2025 and YTD 2024 Strategic & Financial Highlights - October 22, 2025 ■ Net Pension/OPEB credits: Reflects net periodic pension and OPEB benefit costs, excluding amounts recovered through formula rates. ■ Signal Peak earnings impact: Reflects the after-tax equity earnings related to FirstEnergy’s 33% interest in Signal Peak. ■ ARO regulatory change: Primarily related to increases in asset retirement obligations, primarily associated with the transfer of the McElroy’s Run coal ash disposal site to a third party and an estimate for new remediation obligations for various legacy coal combustion residual sites triggered by a new EPA regulation. ■ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ■ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations in 2024. ■ FE Forward cost to achieve: Primarily reflects certain advisory and other costs incurred to transform the Company for the future. ■ Investigation and other related costs: Primarily reflects litigation settlements and reserves, including those related to the SEC and OOCIC/OHAG investigations, and other legal and advisory expenses related to the government investigations, net of the received derivative settlement insurance proceeds. ■ Regulatory charges (credits): Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ■ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation in 2025. ■ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales and consolidation of the Pennsylvania Companies and other charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 23

3Q 2025 Earnings Results

3rd Quarter 2025

GAAP

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 1,977	$ 1,640	$ 483	$ 4	$ 4,104
(2)	Other	43	13	5	(17)	44
(3)	Total Revenues	2,020	1,653	488	(13)	4,148
(4)	Fuel	—	163	—	—	163
(5)	Purchased power	681	655	—	5	1,341
(6)	Other operating expenses	570	337	75	(6)	976
(7)	Provision for depreciation	165	141	92	19	417
(8)	Amortization (deferral) of regulatory assets, net	46	42	1	—	89
(9)	General taxes	209	37	73	13	332
(10)	Total Operating Expenses	1,671	1,375	241	31	3,318
(11)	Operating Income (Loss)	349	278	247	(44)	830
(12)	Debt redemption costs	—	—	—	—	—
(13)	Miscellaneous income (expense), net	22	22	4	(7)	41
(14)	Interest expense	(101)	(75)	(83)	(53)	(312)
(15)	Capitalized financing costs	8	18	24	1	51
(16)	Total Other Income (Expense)	(71)	(35)	(55)	(59)	(220)
(17)	Income taxes (benefits)	48	60	(21)	(9)	78
(18)	Income attributable to noncontrolling interest	—	—	91	—	91
(19)	Earnings (Loss) Attributable to FE	$ 230	$ 183	$ 122	$ (94)	$ 441
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.40	$ 0.32	$ 0.21	$ (0.17)	$ 0.76

Special Items

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 11 [c]	$ —	$ —	$ (5) [g]	$ 6
(2)	Other	—	—	—	—	—
(3)	Total Revenues	11	—	—	(5)	6
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(6) [g]	(6)
(6)	Other operating expenses	(13) [a][f]	(8) [a][f]	—	(28) [a][c][d][g]	(49)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(13)	(8)	—	(34)	(55)
(11)	Operating Income (Loss)	24	8	—	29	61
(12)	Debt redemption costs	—	—	—	—	—
(13)	Miscellaneous income (expense), net	(14) [a]	(15) [a]	—	5 [a][b]	(24)
(14)	Interest expense	—	1 [e]	—	1 [c]	2
(15)	Capitalized financing costs	—	—	—	—	—
(16)	Total Other Income (Expense)	(14)	(14)	—	6	(22)
(17)	Income taxes (benefits)	2 [a][e][f]	(2) [a][e][f]	—	2 [a]-[d][g]	2
(18)	Income attributable to noncontrolling interest	—	—	—	—	—
(19)	Earnings (Loss) Attributable to FE	$ 8	$ (4)	$ —	$ 33	$ 37
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.01	$(0.01)	$ —	$ 0.07	$ 0.07

Core

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(19)	Earnings (Loss) Attributable to FE	$ 238	$ 179	$ 122	$ (61)	$ 478
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.41	$ 0.31	$ 0.21	$ (0.10)	$ 0.83

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (3)	$ (6)	$ —	$ 1	$ (8)
(b) Signal Peak earnings impact	—	—	—	1	1
(c) ARO regulatory change	—	—	—	1	1
(d) Investigation and other related costs	—	—	—	23	23
(e) Regulatory charges (credits)	8	—	—	—	8
(f) Reorganization costs	3	2	—	—	5
(g) Strategic transaction charges	—	—	—	7	7
Impact to Earnings	$ 8	$ (4)	$ —	$ 33	$ 37

24 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

3Q 2024 Earnings Results

3rd Quarter 2024

GAAP

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 1,775	$ 1,432	$ 470	$ 2	$ 3,679
(2)	Other	42	20	5	(17)	50
(3)	Total Revenues	1,817	1,452	475	(15)	3,729
(4)	Fuel	—	139	—	—	139
(5)	Purchased power	571	508	—	7	1,086
(6)	Other operating expenses	644	349	113	(7)	1,099
(7)	Provision for depreciation	163	132	84	21	400
(8)	Amortization (deferral) of regulatory assets, net	(55)	20	2	—	(33)
(9)	General taxes	196	34	70	11	311
(10)	Total Operating Expenses	1,519	1,182	269	32	3,002
(11)	Operating Income (Loss)	298	270	206	(47)	727
(12)	Debt redemption costs	—	—	—	—	—
(13)	Miscellaneous income, net	28	13	7	26	74
(14)	Interest expense	(106)	(62)	(70)	(38)	(276)
(15)	Capitalized financing costs	7	12	16	—	35
(16)	Total Other Income (Expense)	(71)	(37)	(47)	(12)	(167)
(17)	Income taxes (benefits)	34	36	40	(16)	94
(18)	Income attributable to noncontrolling interest	—	—	47	—	47
(19)	Earnings (Loss) Attributable to FE	$ 193	$ 197	$ 72	$ (43)	$ 419
(20)	Average Shares Outstanding			576		
(21)	Earnings (Loss) per Share	$ 0.34	$ 0.34	$ 0.12	$ (0.07)	$ 0.73

Special Items

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(48) (a)(d)(e)	(28) (a)(d)(e)	(11) (e)	(21) (a)(e)(f)	(108)
(7)	Provision for depreciation	(2) (c)(e)	—	—	(1) (c)	(3)
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	(1) (c)	—	—	(1)
(10)	Total Operating Expenses	(50)	(29)	(11)	(22)	(112)
(11)	Operating Income (Loss)	50	29	11	22	112
(12)	Debt redemption costs	—	—	—	—	—
(13)	Miscellaneous income, net	(17) (a)	(16) (a)	—	(23) (a)(b)	(56)
(14)	Interest expense	—	—	—	—	—
(15)	Capitalized financing costs	—	—	—	—	—
(16)	Total Other Income (Expense)	(17)	(16)	—	(23)	(56)
(17)	Income taxes (benefits)	9 (a)(c)-(e)	3 (a)(d)(e)	3 (e)	19 (a)(b)(e)(f)	34
(18)	Income attributable to noncontrolling interest	—	—	4 (e)	—	4
(19)	Earnings (Loss) Attributable to FE	$ 24	$ 10	$ 4	$ (20)	$ 18
(20)	Average Shares Outstanding			576		
(21)	Earnings (Loss) per Share	$ 0.04	$ 0.01	$ 0.01	$ (0.03)	$ 0.03

Core

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(19)	Earnings (Loss) Attributable to FE	$ 217	$ 207	$ 76	$ (63)	$ 437
(20)	Average Shares Outstanding			576		
(21)	Earnings (Loss) per Share	$ 0.38	$ 0.35	$ 0.13	$ (0.10)	$ 0.76

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (5)	$ (6)	$ —	$ (4)	$ (15)
(b) Signal Peak earnings impact	—	—	—	(35)	(35)
(c) ARO regulatory change	1	—	—	—	1
(d) Enhanced employee retirement and other related costs	3	2	—	—	5
(e) FE Forward cost to achieve	25	14	4	3	46
(f) Investigation and other related costs	—	—	—	16	16
Impact to Earnings	$ 24	$ 10	$ 4	$ (20)	$ 18

25 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

YTD 2025 Earnings Results

YTD September 2025

GAAP

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric	$5,508	$4,228	$1,420	$ 12	$11,168
(2)	Other	123	35	15	(48)	125
(3)	Total Revenues	5,631	4,263	1,435	(36)	11,293
(4)	Fuel	—	480	—	—	480
(5)	Purchased power	1,808	1,559	—	15	3,382
(6)	Other operating expenses	1,831	980	247	(53)	3,005
(7)	Provision for depreciation	490	418	275	60	1,243
(8)	Amortization of regulatory assets, net	(71)	47	4	—	(20)
(9)	General taxes	605	108	222	38	973
(10)	Total Operating Expenses	4,663	3,592	748	60	9,063
(11)	Operating Income (Loss)	968	671	687	(96)	2,230
(12)	Debt redemption costs	—	—	—	(24)	(24)
(13)	Miscellaneous income (expense), net	73	59	17	(31)	118
(14)	Interest expense	(301)	(208)	(237)	(153)	(899)
(15)	Capitalized financing costs	20	48	61	2	131
(16)	Total Other Expense	(208)	(101)	(159)	(206)	(674)
(17)	Income taxes (benefits)	151	135	55	(49)	292
(18)	Income attributable to noncontrolling interest	—	—	195	—	195
(19)	Earnings (Loss) Attributable to FE	$ 609	$ 435	$ 278	$ (253)	$ 1,069
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 1.05	$ 0.75	$ 0.48	$ (0.43)	$ 1.85

Special Items

		Dx	Int	Tx	Corp	FE
(1)	Electric	$ 11 [f]	$ —	$ —	$ (14) [h]	$ (3)
(2)	Other	—	—	—	—	—
(3)	Total Revenues	11	—	—	(14)	(3)
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(18) [h]	(18)
(6)	Other operating expenses	(52) [a][g]	(37) [a][g]	—	(56) [a][c][e][g][h]	(145)
(7)	Provision for depreciation	(1) [g]	—	—	(1) [c]	(2)
(8)	Amortization of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	(1) [g]	—	—	(1)
(10)	Total Operating Expenses	(53)	(38)	—	(75)	(166)
(11)	Operating Income (Loss)	64	38	—	61	163
(12)	Debt redemption costs	—	—	—	24 [d]	24
(13)	Miscellaneous income (expense), net	(42) [a]	(45) [a]	—	10 [a][b]	(77)
(14)	Interest expense	—	1 [f]	—	3 [c]	4
(15)	Capitalized financing costs	—	—	—	—	—
(16)	Total Other Expense	(42)	(44)	—	37	(49)
(17)	Income taxes (benefits)	5 [a][f][g]	(2) [a][f][g]	—	14 [a]-[e][g][h]	17
(18)	Income attributable to noncontrolling interest	—	—	—	—	—
(19)	Earnings (Loss) Attributable to FE	$ 17	$ (4)	$ —	$ 84	$ 97
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.03	$ —	$ —	$ 0.14	$ 0.17

Core

		Dx	Int	Tx	Corp	FE
(19)	Earnings (Loss) Attributable to FE	$ 626	$ 431	$ 278	$ (169)	$ 1,166
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$1.08	$0.75	$0.48	$(0.29)	$2.02

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (9)	$ (17)	$ —	$ 1	$ (25)
(b) Signal Peak earnings impact	—	—	—	(1)	(1)
(c) ARO regulatory change	—	—	—	2	2
(d) Debt-related costs	—	—	—	19	19
(e) Investigation and other related costs	—	—	—	52	52
(f) Regulatory charges (credits)	8	—	—	—	8
(g) Reorganization costs	18	13	—	1	32
(h) Strategic transaction charges	—	—	—	10	10
Impact to Earnings	$ 17	$ (4)	$ —	$ 84	$ 97

26 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

YTD 2024 Earnings Results

YTD September 2024

GAAP (in millions, except for per share amounts)

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric	$5,110	$3,676	$1,367	$ 6	$10,159
(2)	Other	122	49	14	(48)	137
(3)	Total Revenues	5,232	3,725	1,381	(42)	10,296
(4)	Fuel	—	372	—	—	372
(5)	Purchased power	1,723	1,260	—	16	2,999
(6)	Other operating expenses	1,871	1,041	280	83	3,275
(7)	Provision for depreciation	486	386	249	57	1,178
(8)	Amortization (deferral) of regulatory assets, net	(152)	(58)	5	—	(205)
(9)	General taxes	569	104	209	33	915
(10)	Total Operating Expenses	4,497	3,105	743	189	8,534
(11)	Operating Income (Loss)	735	620	638	(231)	1,762
(12)	Debt redemption costs	—	—	—	(85)	(85)
(13)	Miscellaneous income, net	101	39	12	68	220
(14)	Interest expense	(331)	(198)	(201)	(136)	(866)
(15)	Capitalized financing costs	17	33	43	1	94
(16)	Total Other Expense	(213)	(126)	(146)	(152)	(637)
(17)	Income taxes (benefits)	96	107	141	(50)	294
(18)	Income attributable to noncontrolling interest	—	—	114	—	114
(19)	Earnings (Loss) Attributable to FE	$ 426	$ 387	$ 237	$ (333)	$ 717
(20)	Average Shares Outstanding			575		
(21)	Earnings (Loss) per Share	$ 0.74	$ 0.67	$ 0.41	$ (0.57)	$ 1.25

Special Items

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(155) (a)(c)(f)(h)	(114) (a)(c)(f)(h)	(11) (f)	(180) (a)(c)(f)(g)	(460)
(7)	Provision for depreciation	(3) (f)	(1) (f)	—	(1) (c)	(5)
(8)	Amortization (deferral) of regulatory assets, net	—	61 (h)	—	—	61
(9)	General taxes	(1) (f)	(1) (f)	—	—	(2)
(10)	Total Operating Expenses	(159)	(55)	(11)	(181)	(406)
(11)	Operating Income (Loss)	159	55	11	181	406
(12)	Debt redemption costs	—	—	—	85 (d)	85
(13)	Miscellaneous income, net	(51) (a)	(47) (a)	—	(74) (a)(b)	(172)
(14)	Interest expense	—	—	—	3 (d)	3
(15)	Capitalized financing costs	—	—	—	—	—
(16)	Total Other Expense	(51)	(47)	—	14	(84)
(17)	Income taxes (benefits)	27 (a)(c)(e)(f)(h)	(5) (a)(c)(e)(f)(h)(i)	(21) (f)(i)	14 (a)-(d)(f)(g)(i)	15
(18)	Income attributable to noncontrolling interest	—	—	9 (f)(i)	—	9
(19)	Earnings (Loss) Attributable to FE	$ 81	$ 13	$ 23	$ 181	$ 298
(20)	Average Shares Outstanding			575		
(21)	Earnings (Loss) per Share	$ 0.14	$ 0.03	$ 0.04	$ 0.30	$ 0.51

Core

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(19)	Earnings (Loss) Attributable to FE	$ 507	$ 400	$ 260	$ (152)	$ 1,015
(20)	Average Shares Outstanding			575		
(21)	Earnings (Loss) per Share	$0.88	$0.70	$0.45	$(0.27)	$1.76

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (13)	$ (18)	$ —	$ (12)	$ (43)
(b) Signal Peak earnings impact	—	—	—	(68)	(68)
(c) ARO regulatory change	35	12	—	115	162
(d) Debt-related costs	—	—	—	69	69
(e) Enhanced employee retirement and other related costs	3	2	—	—	5
(f) FE Forward cost to achieve	31	16	4	3	54
(g) Investigation and other related costs	—	—	—	54	54
(h) Regulatory charges (credits)	25	(7)	—	—	18
(i) Strategic transaction charges	—	8	19	20	47
Impact to Earnings	$ 81	$ 13	$ 23	$ 181	$ 298

27 Strategic & Financial Highlights - October 22, 2025

FirstEnergy

GAAP to Non-GAAP Baseline O&M Reconciliations Strategic & Financial Highlights - October 22, 202528 (1) As reported in the Consolidated Statement of Income (2) See slides 21-27 for additional information on special items (3) Primarily represents PJM Network Transmission Expense and ancillary charges such as Transmission Enhancement (4) Primarily represents the rider/program recoverable and deferred O&M within the Distribution, Integrated, and Stand-Alone Transmission segments FirstEnergy Consolidated ($M) YTD 2025 YTD 2024 Other Operating Expenses (GAAP) (1) $3,005 $3,275 Excluding Special Items (pre-tax): Net Pension/OPEB Credits (40) (50) ARO Regulatory Charges 1 (208) Enhanced Employee Retirement and Other Related Costs - (7) Reorganization Charges (39) - FE Forward Cost-to-Achieve - (74) Investigation and Other Related Costs (66) (36) Regulatory Charges - (85) Strategic Transaction Charges (1) - Total Special Items (2) (145) (460) PJM Pass-Through Transmission Costs (3) (1,027) (948) Rider/Program Recoverable (4) (805) (857) Other (2) (4) Baseline O&M (Non-GAAP) $1,026 $1,006